EXHIBIT 16.1



United States Securities and Exchange Commission         Our ref  GB/cw
Washington D.C.,
20549                                                    Contact  Gary Brough


5 March 2001

Ladies and Gentlemen:

Consent of Independent Auditors

We were previously engaged as principal accountants to audit the financial statements of Second Stage Ventures, Inc., a Nevada corporation (the "Company") for the period ended September 30, 2000. On November 16, 2000 we resigned. We have read the Company's statements included under that section of the Company's registration statement on Form SB-2 entitled "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was recommended and approved by the board of directors.

Furthermore we consent to the reference to our firm included under that section of the Company's registration statement on Form SB-2 entitled "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure".



Chartered Accountants

March 5, 2001